NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries	Media

	StemCells, Inc. Megan Meloni (650) 475-3105	Russo Partners Ian Stone (619) 528-2220 David Schull (212) 845-4271

STEMCELLS, INC. REPORTS PROGRESS IN MYELINATION DISORDER TRIAL

PALO ALTO, Calif., October 7, 2010 – StemCells, Inc. (NASDAQ: STEM) today provided an update on its ongoing Phase I clinical trial in Pelizaeus-Merzbacher Disease (PMD), a fatal myelination disorder that afflicts male children. Two of four planned patients for this trial have now been enrolled and transplanted with the Company’s HuCNS-SC® human neural stem cells. The Company anticipates enrolling a third patient before year-end and the fourth shortly thereafter. This clinical trial is the first to evaluate purified neural stem cells as a potential treatment for a myelination disorder. The trial is being conducted at UCSF Benioff Children’s Hospital.

Stephen Huhn MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc., said, “We are very pleased with the progress to date and I am happy to report that the first patient dosed in this trial is now eight months post-transplant, and is continuing to be observed through regularly scheduled follow-up evaluations at UCSF. We continue to be encouraged by the growing body of safety data we are accumulating for our HuCNS-SC cells, which is particularly meaningful considering both the substantial cell dose and the fact that the cells are being directly transplanted into the brain. Together with the broad therapeutic potential demonstrated in our preclinical studies, we believe our HuCNS-SC cells could have applicability to a range of other disorders where myelination plays a key role such as multiple sclerosis, transverse myelitis, certain types of cerebral palsy and spinal cord injury.”

About the PMD Trial

The Phase I trial is designed to assess the safety and preliminary effectiveness of HuCNS-SC cells as a potential treatment for PMD. The trial is expected to enroll four patients with connatal PMD. All patients will be transplanted with HuCNS-SC cells, and will be immunosuppressed for nine months. Following transplantation, the patients will be evaluated regularly over a 12-month period in order to monitor and evaluate the safety and tolerability of the HuCNS-SC cells, the surgery, and the immunosuppression. In addition, magnetic resonance imaging (MRI) of the brain post-transplant may enable the measurement of new myelin formation. As the Company intends to follow the effects of this therapy long-term, a separate four-year observational study will be initiated at the conclusion of this trial. Interested parties may find more information on patient enrollment at http://neonatology.ucsf.edu/nbri/pmd-trial/ or by visiting www.stemcellsinc.com. Additional information about this clinical trial can also be found at www.clinicaltrials.gov.

About PMD

Patients with PMD are born with a defective gene, which leads to insufficient myelin in the brain. Myelin is the substance that surrounds and insulates nerve cells’ communications fibers (also known as axons). Without sufficient myelination, these fibers are unable to properly transmit nerve impulses, leading to a progressive loss of neurological function. Those with the most severe form of the disease, connatal PMD, lose the ability to walk and talk and eventually die, often before the age of 10. Currently, there are no effective treatments for PMD.

About HuCNS-SC Cells

StemCells’ lead product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system. The transplanted cells are able to engraft, migrate, differentiate into neurons and glial cells, and possess the ability to survive long term with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, this suggests the possibility of a durable clinical effect following a single transplantation.

Preclinical studies performed by StemCells and its collaborators provide a rationale for potential therapeutic use of HuCNS-SC cells in myelination disorders. The Company has demonstrated that, when transplanted into an animal model of hypomyelination (shiverer mouse), HuCNS-SC cells engraft and differentiate into mature, specialized cells called oligodendrocytes, and form myelin sheaths around host nerve fibers.

StemCells has completed a Phase I clinical trial of its HuCNS-SC cells for the treatment of Neuronal Ceroid Lipofuscinosis (NCL, also often referred to as Batten disease), a fatal brain disorder in children. Data from this trial demonstrated the clinical safety and tolerability of these cells. The Company plans to initiate a second clinical trial in NCL during the fourth quarter of 2010. HuCNS-SC cells are also in preclinical development for other central nervous system disorders, including spinal cord injury and age-related macular degeneration. The Company is working toward initiating clinical trials in both of these conditions in 2011 and 2012, respectively.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of stem cell therapeutics and tools for use in stem cell-based research and drug discovery. In its therapeutic product development programs, StemCells is targeting diseases of the central nervous system and liver. StemCells’ lead product candidate, HuCNS-SC® cells (purified human neural stem cells), is in clinical development for the treatment of two fatal neurodegenerative disorders that primarily affect young children. StemCells also markets specialty cell culture products under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the potential of the Company’s therapies to treat PMD, NCL and other serious neurodegenerative diseases; the prospects and timing associated with completing patient enrollment in the Company’s ongoing clinical trials; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, NCL or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct this clinical trial or to obtain meaningful results based on the limited number of patients expected to be enrolled; the fact that results obtained in any clinical trial in PMD may not be predicative of results that would be obtained in regard to other myelination disorders; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its subsequent reports on Form 10-Q and Form 8-K.

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